Exhibit 1.1

$450,000,000

First American Financial Corporation

5.450% Senior Notes due 2034

Underwriting Agreement

September 23, 2024

J.P. Morgan Securities LLC

Goldman Sachs & Co. LLC

PNC Capital Markets LLC

As Representatives of the

several Underwriters listed

in Schedule 1 hereto

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

c/o PNC Capital Markets LLC

The Tower at PNC Plaza

300 Fifth Avenue, 10th Floor

Pittsburgh, Pennsylvania 15222

Ladies and Gentlemen:

First American Financial Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), upon the terms and subject to the conditions set forth in this agreement (this “Agreement”), $450,000,000 principal amount of its 5.450% Senior Notes due 2034 (the “Securities”). The Securities will be issued pursuant to an indenture dated as of January 24, 2013 (the “Base Indenture”) among the Company and U.S. Bank Trust Company, National Association (as successor-in-interest to U.S. Bank National Association), as trustee (the “Trustee”), as amended by a supplemental indenture to be dated as of the Closing Date (the “Fifth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:

1. Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), an “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act) on Form S-3 (File No. 333- 282208), which includes a base prospectus (the “Base Prospectus”), relating to the debt securities of the Company. Such registration statement, as amended at the time it becomes effective, including the information, if any, deemed pursuant to Rule 4308 under the Securities Act to be part of the registration statement at the time of its effectiveness, is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means any preliminary prospectus supplement relating to the Securities, together with the Base Prospectus, that is first filed with the Commission pursuant to Rule 424(b), and the term “Prospectus” means the final prospectus supplement relating to the Securities, together with the Base Prospectus, in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to 4:45 P.M., New York City time, on the date hereof, the time when sales of the Securities will be first made (the “Time of Sale”), the Company will prepare the following information (collectively, the “Time of Sale Information”): a Preliminary Prospectus dated as of September 23, 2024, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto.

2. Purchase of the Securities by the Underwriters.

(a) The Company agrees to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to 99.023% of the principal amount thereof plus accrued interest, if any from September 30, 2024 to the Closing Date (as defined below). The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b) The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Securities on the terms set forth in the Time of Sale Information. The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

(c) Payment for and delivery of the Securities will be made at the offices of Davis Polk & Wardwell LLP, 450 Lexington Ave., New York, New York, 10017, at 10:00 AM., New York City time, on September 30, 2024, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date”.

(d) Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representatives against delivery to the nominee of The Depository Trust Company (“DTC”), for the account of the Underwriters, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The Global Note will be made available for inspection by the Representatives not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

(e) The Company acknowledges and agrees that each Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or agent of, the Company or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representatives nor any other Underwriter shall have any responsibility or liability to the Company with respect thereto. Any review by the Representatives or any Underwriter of the Company and the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representatives or such Underwriter, as the case may be, and shall not be on behalf of the Company or any other person.

3. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

(a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof and as of its date, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus, which information consists solely of the information set forth in Section 7(b) hereof.

(b) Time of Sale Information. The Time of Sale Information, at the Time of Sale, did not, and will not, as of the Closing Date, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Preliminary Prospectus, the Time of Sale Information or the Prospectus, which information consists solely of the information set forth in Section 7(b) hereof.

(c) Issuer Free Writing Prospectus. The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i) (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Annex A hereto, including a Pricing Term Sheet substantially in the form of Annex B hereto, forming part of the Time of Sale Information and (v) any electronic road show or other written communications, in each case approved in advance by the Representatives. Each such Issuer Free Writing Prospectus complies in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, or filed prior to the first use of such Issuer Free Writing Prospectus, such Issuer Free Writing Prospectus, at the Time of Sale, did not, and at the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company by such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus, which information consists solely of the information set forth in Section 7(b) hereof.

(d) Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has, to the knowledge of the Company, been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, which information consists solely of the information set forth in Section 7(b) hereof.

(e) Incorporated Documents. The documents incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus, when they were respectively filed with the Commission conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Time of Sale Information or the Prospectus, when such documents are filed with the Commission will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) Financial Statements. The financial statements and the related notes thereto included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods covered thereby; the supporting schedules included or incorporated by reference in each of the Registration Statement, the Prospectus and the Time of Sale Information present fairly in all material respects the information required to be stated therein; and the other financial information included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly, in all material respects, the information shown thereby. The interactive data in eXtensbile Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information fairly presents in all material respects the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(g) No Material Adverse Change. Since the date of the most recent financial statements of the Company incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus, (i) there has not been any material change in the capital stock or material increase in the long-term debt or material decrease in total equity or consolidated assets of the Company and its subsidiaries, taken as a whole, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock (other than the declaration by the Company’s board of directors of a quarterly cash dividend of 54 cents per common share, which was announced on September 10, 2024), or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, results of operations of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case described in clauses (i), (ii) and (iii) above, as otherwise disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectus.

(h) Organization and Good Standing. The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, or results of operations of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under the Securities (a “Material Adverse Effect”). The subsidiaries listed in Schedule 2 to this Agreement as “Principal Subsidiaries” are the only “significant subsidiaries” of the Company, as defined in Rule 1-02(w) of Regulation S-X.

(i) Capitalization. The “Actual” column of the table under the heading “Capitalization” in each of the Time of Sale Information and the Prospectus (including the footnotes thereto) sets forth, as of its date, the capitalization of the Company and its subsidiaries on a consolidated basis; and, to the extent owned directly or indirectly by the Company, all the outstanding shares of capital stock or other equity interests of each wholly-owned subsidiary of the Company have been duly and validly authorized and issued, are (i) fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors’ qualifying shares and (ii) free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party (collectively, “Liens”), except for any government or regulatory Lien or as described in the Time of Sale Information and the Prospectus.

(j) Due Authorization. The Company has all power and authority necessary to execute and deliver this Agreement, the Securities and the Indenture (collectively, the “Transaction Documents”), and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(k) The Base Indenture. The Base Indenture has been duly authorized by the Company, duly qualified under the Trust Indenture Act and duly executed and delivered in accordance with its terms by the Company, and constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors generally or (ii) equitable principles (whether applied by a court of law or equity) relating to enforceability (collectively, the “Enforceability Exceptions”).

(l) The Fifth Supplemental Indenture. The Fifth Supplemental Indenture has been duly authorized by the Company and as of the Closing Date will have been duly qualified under the Trust Indenture Act and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as may be limited by the Enforceability Exceptions.

(m) The Securities. The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(n) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(o) Descriptions of the Indenture and the Securities. Each of the Indenture and the Securities will conform in all material respects to the description thereof contained in each of the Registration Statement, the Time of Sale Information and the Prospectus.

(p) No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any Principal Subsidiary is a party or by which the Company or any Principal Subsidiary is bound or to which any of the property or assets of the Company or any Principal Subsidiary is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(q) No Conflicts. The execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Securities and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Principal Subsidiary pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, have a Material Adverse Effect.

(r) No Consents Required. No consent, approval, authorization, order, registration, filing or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Securities and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for the registration of the Securities under the Securities Act, the qualification of the Indenture under the Trust Indenture Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Securities by the Underwriters.

(s) Legal Proceedings. Except as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings (“Actions”) pending or, to the knowledge of the Company, threatened or contemplated, to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; and (i) there are no current or pending Actions that are required under the Securities Act to be described in the Registration Statement or the Prospectus that are not so described in the Registration Statement, the Time of Sale Information and the Prospectus and (ii) there are no contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement and the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Time of Sale Information and the Prospectus.

(t) Independent Accountants. PricewaterhouseCoopers LLP, which expressed its opinion with respect to the financial statements (and related notes thereto) of the Company and its subsidiaries included in each of the Registration Statement, the Time of Sale Information and the Prospectus, is a registered, independent public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(u) Title to Real and Personal Property. Except as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, the Company and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the collective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(v) Title to Intellectual Property. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, the Company and its subsidiaries own or possess adequate rights to use all patents, trademarks, service marks, trade names, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and all registrations and applications for registration of any of the foregoing (collectively, “Intellectual Property”) necessary for the conduct of their respective businesses as conducted on the date hereof. Neither the Company nor any of its subsidiaries has received any written notice of any claim of infringement of, misappropriation of or conflict with any such rights of others, or challenging the validity, enforceability, scope or ownership of any Intellectual Property of the Company or its subsidiaries, in each case which, if subject to any unfavorable decision, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, to the knowledge of the Company, neither the Company nor any of its subsidiaries has infringed, misappropriated or otherwise violated any Intellectual Property of any other person or entity. Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, the Company and its subsidiaries have taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of all Intellectual Property, the value of which to the Company or any of its subsidiaries is contingent upon maintaining the confidentiality thereof.

(w) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, or other affiliates of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in each of the Registration Statement and the Prospectus and that is not so described in such documents and in the Time of Sale Information.

(x) Investment Company Act. The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in each of the Time of Sale Information and the Prospectus, will not be an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(y) Insurance Laws. The Company is not required to be licensed as an insurance company. Each of the Company’s regulated insurance company subsidiaries (herein called, collectively, the “Insurance Subsidiaries”) is duly licensed as an insurer or reinsurer, as the case may be, under the insurance laws and the rules, regulations and interpretations of the insurance regulatory authorities thereunder (collectively, the “Insurance Laws”) of each jurisdiction in which the conduct of its existing business as described in the Registration Statement, the Time of Sale Information and the Prospectus requires such licensing, except for such jurisdictions in which the failure to be so licensed would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect; each of the Company and the Insurance Subsidiaries has made all required filings under applicable holding company statutes or other Insurance Laws in each jurisdiction where such filings are required, except for such jurisdictions in which the failure to make such filings would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect; each of the Company and the Insurance Subsidiaries has all other necessary authorizations, approvals, orders, consents, certificates, licenses, permits, registrations and qualifications of and from all insurance regulatory authorities necessary to conduct their respective existing businesses as described in the Registration Statement, the Time of Sale Information and the Prospectus and all of the foregoing are in full force and effect, except where the failure to have such authorizations, approvals, orders, consents, certificates, permits, registrations or qualifications or their failure to be in full force and effect would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect; none of the Company and the Insurance Subsidiaries has received any notification from any insurance regulatory authority or other governmental authority in the United States or elsewhere to the effect that any additional material authorization, approval, order, consent, certificate, permit, registration or qualification is needed to be obtained by either the Company or the Insurance Subsidiaries to conduct its existing business as described in the Registration Statement, the Time of Sale Information and the Prospectus and except as otherwise described in the Registration Statement, the Time of Sale Information and the Prospectus, no insurance regulatory authority has issued any order or decree impairing, restricting or prohibiting the payment of dividends by the Company or any of the Insurance Subsidiaries.

(z) Insurance Statutory Statements. The Company has provided the Representatives with access to true, correct and complete copies of the statutory financial statements for First American Title Insurance Company (“FATICO”) for the years 2021 through 2023. All such statements shall be referred to as “Statutory Statements”; the Statutory Statements present fairly in all material respects, on a consistent basis and in accordance with practices prescribed or permitted by the appropriate regulatory agencies of each state in which the Statutory Statements have been filed or may be required to be filed, the financial position at the end of each such referenced period and results of FATICO’s operations for each such referenced period; the exhibits and schedules included in the Statutory Statements are fairly stated in all material respects in relation to FATICO and the Statutory Statements comply in all material respects with applicable regulatory requirements; and each of the Company and FATICO maintains its books and records in accordance with, and is otherwise in compliance with, the applicable Insurance Laws, except where the failure to so maintain its books and records or be in compliance would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect.

(aa) Reinsurance. All reinsurance treaties, reinsurance contracts and reinsurance agreements to which the Company or any of its Insurance Subsidiaries is a party are in full force and effect, and none of the Company or any of its Insurance Subsidiaries is in violation of, or in default in the performance, observance or fulfillment of, any obligation, agreement, covenant or condition contained therein, except where the failure to be in full force and effect and except where any such violation or default would not, individually or in the aggregate, have a Material Adverse Effect; none of the Company or any of its Insurance Subsidiaries has received any notice from any of the other parties to such treaties, contracts or agreements which are material to its business that such other party intends not to perform in any material respect such treaty, contract or agreement; and the Company and its Insurance Subsidiaries have no reason to believe that any of the parties to such treaties, contracts or agreements will be unable to perform such treaty, contract, agreement or arrangement, except where such non-performance would not, individually or in the in the aggregate, have a Material Adverse Effect.

(bb) Taxes. Except as would not reasonably be expected to result in a Material Adverse Effect, the Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof. Except as otherwise disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectus (including, without limitation, disclosures regarding uncertain tax positions under ASC 740-10), there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets that would reasonably be expected to result in a Material Adverse Effect.

(cc) Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. Except as would not reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

(dd) No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of the Company’s or any of the Company’s subsidiaries’ principal suppliers, contractors or customers, except in each case as would not reasonably be expected to have a Material Adverse Effect.

(ee) Compliance with Environmental Laws. Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect: (i) the Company and its subsidiaries (x) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (z) have not received notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries. There are no proceedings that are pending, or to the knowledge of the Company, threatened, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $300,000 or more will be imposed. The Company and its subsidiaries are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that would reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries. None of the Company and its subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

(ff) Compliance with ERISA. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no failure to satisfy the “minimum funding standard” as defined in Section 412 of the Code, whether or not waived, has occurred or is reasonably expected to occur; (iv) no “reportable event” (within the meaning of Section 4043(c) of ERISA) for which a reporting requirement is not waived has occurred or is reasonably expected to occur with respect to any Plan that is subject to Title IV of ERISA; (v) except as disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectus, the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan; and (vi) neither the Company nor any member of its Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default) in respect of a Plan that is subject to Title IV of ERISA (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA).

(gg) Disclosure Controls. The Company and its subsidiaries, considered as a whole, maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(hh) Accounting Controls. The Company and its subsidiaries, considered as a whole, maintain a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company and its subsidiaries, considered as a whole, maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensbile Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ii) Insurance. The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses in such amounts and with such deductibles and covering such risks as are generally maintained by companies of established repute engaged in the same or similar businesses. Neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to result in a Material Adverse Effect.

(jj) No Unlawful Payments. Neither the Company nor any of its subsidiaries, nor any director, officer or employee (each acting in their capacity as such) of the Company or any of its subsidiaries, nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce, and reasonably expect to continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(kk) Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ll) No Conflicts with Sanctions Laws. Neither the Company nor any of its subsidiaries, nor any director, officer or employee (each acting in their capacity as such) of the Company or any of its subsidiaries, nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries, is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, His Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company nor any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, the Crimea Region and the non-government controlled areas of the Zaporizhzhia and Kherson Regions of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, initial purchaser, advisor, investor or otherwise) of Sanctions. Since April 24, 2019, and as of the date hereof, the Company and its subsidiaries have not knowingly engaged in, and are not now knowingly engaged in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(mm) No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(nn) No Registration Rights. No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities.

(oo) No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(pp) Margin Rules. Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in each of the Registration Statement, the Time of Sale Information and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(qq) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Registration Statement, the Time of Sale Information or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(rr) Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(ss) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(tt) Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” and is a well-known seasoned issuer, in each case as defined in Rule 405 under the Securities Act.

(uu) Cybersecurity; Data Protection. Except as disclosed in the Registration Statement, the Time of Sale Information or the Prospectus or as would not individually or in the aggregate have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole, the Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by or on behalf of the Company and its subsidiaries) (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. Except as would not have, individually or in the aggregate, a Material Adverse Effect or as disclosed in the Registration Statement, the Time of Sale Information or the Prospectus, the Company and its subsidiaries have implemented and maintained all commercially reasonable controls, policies, procedures, and safeguards necessary to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, household, sensitive, confidential or regulated data (“Data”)) used in connection with their businesses. Without limiting the foregoing, the Company and its subsidiaries have used commercially reasonable efforts to establish and maintain and have established, maintained, implemented and complied with, except as would not have, individually or in the aggregate, a Material Adverse Effect or as disclosed in the Registration Statement, the Time of Sale Information or the Prospectus, reasonable information technology, information security, cyber security and data protection controls, policies and procedures, including oversight, access controls, encryption, technological and physical safeguards and business continuity/disaster recovery and security plans that are designed to protect against and prevent breach, destruction, loss, unauthorized distribution, use, access, disablement, misappropriation or modification, or other compromise or misuse of or relating to any information technology system or Data used in connection with the operation of the Company’s and its subsidiaries’ businesses (“Breach”). Except as disclosed in the Registration Statement, the Time of Sale Information or the Prospectus or as would not individually or in the aggregate have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole, to the knowledge of the Company, there has been no such Breach. Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, the Company and its subsidiaries have not been notified of and have no knowledge of any event or condition that would reasonably be expected to result in any such Breach. Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, the Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(vv) Privacy. Except as disclosed in the Registration Statement, the Time of Sale Information or the Prospectus or as would not individually or in the aggregate have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole, (i) the Company and its subsidiaries have complied, and are presently in compliance, in all material respects, with all internal and external privacy policies, contractual obligations, industry standards, applicable laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority and any legal obligations regarding the collection, use, transfer, import, export, storage, protection, disposal and disclosure by the Company and its subsidiaries of Data (“Data Security Obligations”); (ii) neither the Company nor any of its subsidiaries has received any notification of or complaint regarding, and are aware of any other facts that, individually or in the aggregate, would reasonably indicate non-compliance with any Data Security Obligation; and (iii) there is no pending, or to the knowledge of the Company, threatened, action, suit or proceeding by or before any court or governmental agency, authority or body pending or threatened alleging non-compliance with any Data Security Obligation. The Company and its subsidiaries have at all times taken steps reasonably necessary in accordance with industry standard practices (including, without limitation, implementing and monitoring compliance with adequate measures with respect to technical and physical security) to protect such information against loss and against unauthorized access, use, modification, disclosure or other misuse, except in each case to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole, or as disclosed in the Registration Statement, the Time of Sale Information or the Prospectus. To the knowledge of the Company, except as disclosed in the Registration Statement, reports filed pursuant to the Exchange Act, the Time of Sale Information or the Prospectus or as would not individually or in the aggregate have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole, there has been no unauthorized access to such information. The Company and its subsidiaries have taken all reasonable actions necessary to comply with the European Union General Data Protection Regulation (and all other applicable laws and regulations with respect to Data that have been announced as of the date hereof as becoming effective within twelve months after the date hereof, and for which any non-compliance with same would be reasonably likely to create a material liability) as soon they take effect.

4. Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

(a) Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 4308 or 430C under the Securities Act, will file any Issuer Free Writing Prospectus (including the Pricing Term Sheet referred to in Annex B hereto (the “Pricing Term Sheet”)) to the extent required by Rule 433 under the Securities Act; and the Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 AM., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request. The Company will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b) Delivery of Copies. Upon request, the Company will deliver, without charge, (i) to the Representatives, one signed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(c) Prospectus, Amendments or Supplements; Issuer Free Writing Prospectuses. Before filing the Prospectus or making, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement, the Time of Sale Information or the Prospectus, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make any offer relating to the Securities by means of such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object in a timely manner, unless in the case of a filing, the Company is required by law to make such filing.

(d) Notice to the Representatives. The Company will advise the Representatives promptly (i) when the Registration Statement has become effective, if not effective on the date hereof; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (v) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or, to the knowledge of the Company, threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vii) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (viii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or, to the knowledge of the Company, threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will use its reasonable best efforts to obtain as soon as possible the withdrawal thereof.

(e) Time of Sale Information. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement any of the Time of Sale Information to comply with applicable law, the Company will (x) immediately notify the Underwriters thereof and (y) promptly prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to any of the Time of Sale Information (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented (including such documents to be incorporated by reference therein) will not, in the light of the circumstances under which they were made, be misleading or so that any of the Time of Sale Information will comply with applicable law.

(f) Ongoing Compliance. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with applicable law, the Company will (x) immediately notify the Underwriters thereof and (y) promptly prepare and, subject to paragraph (c) in this Section, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented (including such document to be incorporated by reference therein) will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

(g) Blue Sky Compliance. The Company will cooperate with the Representatives and counsel for the Underwriters to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will use its commercially reasonable efforts to continue such qualifications in effect so long as required for distribution of the Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h) Earning Statement. The Company will make generally available to its security holders and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(i) Clear Market. Other than the Securities, during the period from the date hereof through and including the Closing Date, the Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company and having a tenor of more than one year.

(j) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in each of the Time of Sale Information and the Prospectus under the heading “Use of proceeds”.

(k) DTC. The Company will assist the Underwriters in arranging for the Securities to be eligible for clearance and settlement through DTC.

(l) No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(m) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

5. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”). Notwithstanding the foregoing, the Underwriters may use the Pricing Term Sheet referred to in Annex B hereto without the consent of the Company; provided that the Representatives shall provide a copy of such Pricing Term Sheet to the Company prior to the use thereof.

(b) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

6. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or, to the knowledge of the Company, threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company and its respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c) No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities issued or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined under Section 3(a)(62) under the Exchange Act; and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities issued or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(d) No Material Adverse Change. No event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in each of the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

(e) Officer’s Certificate. The Representatives shall have received on and as of the Closing Date a certificate of an executive officer of the Company who has specific knowledge of the Company’s financial matters and is satisfactory to the Representatives (i) confirming that such officer has reviewed the Registration Statement, the Time of Sale Information and the Prospectus and, to the knowledge of such officer, the representations set forth in Sections 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (a), (c) and (d) above.

(f) Comfort Letters. On the date of this Agreement and on the Closing Date, PricewaterhouseCoopers LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(g) Opinions and 10b-5 Letter of Counsel for the Company. Gibson, Dunn & Crutcher LLP, counsel for the Company, shall have furnished to the Representatives, at the request of the Company, its written opinion and 10b-5 letter, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(h) Opinion and 10b-5 Letter of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date an opinion and 10b- 5 letter of Davis Polk & Wardwell LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(i) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.

(j) Good Standing. The Representatives shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and the Principal Subsidiaries in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

(k) DTC. The Securities shall be eligible for clearance and settlement through DTC.

(l) Additional Documents. On or prior to the Closing Date, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7. Indemnification and Contribution.

(a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, (ii) or any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives expressly for use therein, which information consists solely of the information set forth in paragraph (b) of this Section.

(b) Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors and officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives expressly for use in the

Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, it being understood and agreed that the only such information consists of the following paragraphs in the Preliminary Prospectus and the Prospectus: (i) the names of the Underwriters set forth in the table of underwriters immediately below the first paragraph; (ii) the first sentence of the second full paragraph; (iii) the concession and reallowance figures appearing in the third full paragraph; (iv) the third sentence of the seventh full paragraph; (v) the ninth paragraph and (vi) the tenth paragraph, each under the caption “Underwriting”.

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 7. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Company, its directors and officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraphs (a) or (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

8. Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

9. Defaulting Underwriter.

(a) If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Time of Sale Information and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement, the Time of Sale Information or the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter’’ includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

10. Payment of Expenses.

(a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid the following costs and expenses incident to the performance of its obligations hereunder: (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including all exhibits, amendments, and supplements) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the reasonable related fees and expenses of counsel for the Underwriters), provided that such fees and expenses shall not exceed $5,000; (vi) any fees charged by rating agencies for rating the Securities; (vii) the reasonable fees and expenses of the Trustee and any paying agent (including related reasonable fees and expenses of any counsel to such parties); and (viii) all expenses incurred by the Company in connection with any “road show” presentation to potential investors.

(b) If (i) this Agreement is terminated pursuant to Section 8(ii), (ii) the Company for any reason fails to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

11. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and any controlling persons referred to herein, and the affiliates, officers and directors of each Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

12. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.

13. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “Exchange Act” means the Securities Exchange Act of 1934, as amended; (d) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; (e) the term “written communication” has the meaning set forth in Rule 405 under the Securities Act; and (f) the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

14. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title Ill of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

15. Miscellaneous.

(a) Authority of the Representatives. Any action by the Underwriters hereunder may be taken by J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC and PNC Capital Markets LLC on behalf of the Underwriters, and any such action taken by J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC and PNC Capital Markets LLC shall be binding upon the Underwriters.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 834-6081); Attention: High Grade Syndicate Desk; c/o Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282 (fax: (212) 902-9316); Attention: Registration Department; and c/o PNC Capital Markets LLC, The Tower at PNC Plaza, 300 Fifth Avenue, 10th Floor, Pittsburgh, Pennsylvania 15222 (fax: (412) 762-2760); Attention: Debt Capital Markets, Fixed Income Transaction Execution.

(c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d) Submission to Jurisdiction. The Company hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. The Company agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which Company is subject by a suit upon such judgment.

(e) Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(f) Recognition of the U.S. Special Resolution Regimes.

(i) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 16(f):

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

(g) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(h) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(i) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

(Remainder of page is blank; signature pages follow)

Very truly yours,

First American Financial Corporation

By:	/s/ Mark E. Seaton
Name:	Mark E. Seaton
Title:	Executive Vice President, Chief Financial Officer

Accepted as of the date first written above.

J.P. MORGAN SECURITIES LLC
GOLDMAN SACHS & CO. LLC
PNC CAPITAL MARKETS LLC

For themselves and on behalf of the several Underwriters listed in Schedule 1 hereto by

J.P. MORGAN SECURITIES LLC

By:	/s/ Robert Bottamedi
Name:	Robert Bottamedi
Title:	Executive Director

GOLDMAN SACHS & CO. LLC

By:	/s/ Thomas Healy
Name:	Thomas Healy
Title:	Managing Director

PNC CAPITAL MARKETS LLC

By:	/s/ Valerie Shadeck
Name:	Valerie Shadeck
Title:	Managing Director

Schedule 1

Underwriter	Principal Amount
J.P. Morgan Securities LLC	$135,000,000
Goldman Sachs & Co. LLC	$103,500,000
PNC Capital Markets LLC	$67,500,000
BofA Securities, Inc.	$27,000,000
U.S. Bancorp Investments, Inc.	$27,000,000
Wells Fargo Securities, LLC	$27,000,000
BMO Capital Markets Corp.	$9,000,000
Capital One Securities, Inc.	$9,000,000
Citigroup Global Markets Inc.	$9,000,000
Citizens JMP Securities, LLC	$9,000,000
KeyBanc Capital Markets Inc.	$9,000,000
BTIG, LLC	$4,500,000
Dowling & Partners Securities, LLC	$4,500,000
Loop Capital Markets LLC	$4,500,000
Truist Securities, Inc.	$4,500,000

Total	$450,000,000

Schedule 2

Principal Subsidiaries

First American Title Insurance Company

First American Trust, FSB

Annex A

Free Writing Prospectuses included in Time of Sale Information

•	Pricing Term Sheet, dated September 23, 2024, substantially in the form of Annex B.

Annex B

Filed Pursuant to Rule 433

Registration Statement No. 333-282208

Pricing Term Sheet

Dated September 23, 2024

First American Financial Corporation

Pricing Term Sheet

Issuer:	First American Financial Corporation

Security Description:	5.450% Senior Notes due 2034

Size:	$450,000,000

Trade Date:	September 23, 2024

Settlement Date:	September 30, 2024 (T+5**)

Maturity:	September 30, 2034

Interest Payment Dates:	March 30 and September 30, commencing March 30, 2025. The initial interest period will be the period from and including the settlement date, to but excluding March 30, 2025, the first interest payment date.

Coupon:	5.450%

Benchmark Treasury:	3.875% due August 15, 2034

Benchmark Treasury Price/ Yield:	101-02+ / 3.743%

Spread to Benchmark Treasury:	T+175 basis points

Yield to Maturity:	5.493%

Price to Public:	99.673% of principal amount

Net Proceeds (before expenses and after underwriting fees):	$445,603,500

Optional Redemption:	Prior to June 30, 2034 (the date that is three months prior to the maturity date), make-whole call at T+30 basis points.

Par Call:	On or after June 30, 2034 (the date that is three months prior to the maturity date).

CUSIP / ISIN:	31847RAJ1 / US31847RAJ14

Joint Book-Running Managers:	J.P. Morgan Securities LLC Goldman Sachs & Co. LLC
PNC Capital Markets LLC BofA Securities, Inc. U.S. Bancorp Investments, Inc. Wells Fargo Securities, LLC

Co-Managers:

BMO Capital Markets Corp.

Capital One Securities, Inc.

Citigroup Global Markets Inc.

Citizens JMP Securities, LLC

KeyBanc Capital Markets Inc.

BTIG, LLC

Dowling & Partners Securities, LLC

Loop Capital Markets LLC

Truist Securities, Inc.

**

Note: We expect that delivery of the Notes will be made to investors on or about September 30, 2024, which will be the fifth business day following the date of the pricing of the Notes (such settlement cycle referred to as “T+5”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on any date prior to one business day before September 30, 2024 will be required, by virtue of the fact that the Notes initially will settle in T+5, to specify alternative settlement arrangements to prevent a failed settlement and should consult their own advisers in connection with that election.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling J.P. Morgan Securities LLC collect at (212) 834-4533, Goldman Sachs & Co. LLC collect at (201) 793-5170 or PNC Capital Markets LLC toll-free at (855) 881-0697.